UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

Roivant Sciences Ltd.
(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
(Address of Principal Executive Offices)

+44 207 400-3347
(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.0000000341740141 per share	ROIV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Rakhi Kumar stepped down from her role as the Principal Accounting Officer of Roivant Sciences Ltd. (the “Company”) and Chief Accounting Officer of the Company’s subsidiary, Roivant Sciences, Inc. (“RSI”) effective February 20, 2025 (the “Effective Date”). The Company thanks Ms. Kumar for her many years of service.
The Company has appointed Jennifer Humes to serve as its Principal Accounting Officer and as Chief Accounting Officer of RSI from the Effective Date.
Prior to joining the Company, from September 2016 to December 2024, Ms. Humes was a Managing Director at JPMorgan Chase in roles of increasing seniority, most recently leading a team of more than 80 controllers covering the global investment banking businesses. Prior to joining JPMorgan Chase, Ms. Humes was a Senior Vice President at Citigroup, from 2013 to 2016, and she held various roles in the audit practice at Deloitte, from 2005 to 2013. Ms. Humes began her career as an auditor at PricewaterhouseCoopers, from 2003 to 2005. Ms. Humes holds a BA in Accounting from the University of St. Thomas and is a Certified Public Accountant.
RSI has entered into an offer letter with Ms. Humes, the material terms of which include (i) an annual base salary of $380,000; (ii) a sign-on bonus of $261,500, payable within 30 days of the Effective Date (such date, the “Payment Date”) (subject to repayment in full in the event that Ms. Humes’s employment with RSI or any of its affiliates terminates for any reason on or prior to the second anniversary of the Payment Date); (iii) a target annual cash bonus of $190,000; (iv) a grant of a number of the Company’s restricted stock units (“RSUs”) under the Roivant Sciences Ltd. 2021 Equity Incentive Plan (the “2021 Plan”) that will have an aggregate estimated cash value as of the grant date of approximately $1,200,000 (the “RSU Grant”); and (v) a grant of a number of options to purchase the Company’s common shares under the 2021 Plan (the “Option Grant”), that will have an aggregate estimated “Black-Scholes” value as of the grant date of approximately $800,000. The RSU Grant will vest 25% on the first anniversary of the vesting commencement date and in twelve (12) equal quarterly installments thereafter, in each case subject to Ms. Humes’s continued employment through the applicable vesting date. The Option Grant will vest and become exercisable 25% on the first anniversary of the vesting commencement date and in thirty-six (36) equal monthly installments thereafter, in each case subject to Ms. Humes’s continued employment through the applicable vesting date.
There are no family relationships between Ms. Humes and any director or executive officer of the Company or its subsidiaries and there are no related-person transactions (within the meaning of Item 404(a) of Regulation S-K) involving Ms. Humes and the Company or its subsidiaries.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROIVANT SCIENCES LTD.

Date: February 21, 2025	By:	/s/ Keyur Parekh
Name: Keyur Parekh
Title: Authorized Signatory